Deloitte & Touche LLP
- ------------------------------------------------------------
Two World Financial Center        Telephone:  (212) 436-2000
New York, New York  10281-1414    Facsimile:  (212) 436-5000





August 22, 1995



Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, DC  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of the Form 8-K's of INVG Mortgage Securities Corp. and its subsidiary, Investors GNMA Mortgage-Backed Securities Trust, Inc. dated August 17, 1995.

Yours truly,


/s/ Deloitte & Touche LLP
- -------------------------








- ---------------
Deloitte Touche
Tohmatsu
International
- ---------------